UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 29, 2016

Date of Report (Date of earliest event reported)

North America Frac Sand, Inc.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	333-175692	20-8926549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 917, 1811 – 4th Street SW, Calgary, AB T2S 1W2

(Address of Principal Executive Offices) (Zip Code)

(587) 896-1900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items – Acquisition of North America Frac Sand (CA) Ltd. Update

Pursuant to the agreement to acquire 100% of the issued and outstanding shares of North America Frac Sand (CA) Ltd. ("NAFS Shares") for 37,800,000 shares of the common stock announced on September 28, 2015 (the "Agreement"), the Company has reviewed the financial statements of North America Frac Sand (CA) Ltd., and although the audit has yet been completed, agreed to proceed with the acquisition of North America Frac Sand (CA) Ltd. The audit is being completed by the Company's auditors BF Bolgers CPA PC. Upon completion within the next three weeks the Company will be completing the necessary filing for the reverse merger.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	News Release dated February 29, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICA FRAC SAND, INC.

Dated: February 29, 2016	By:	/s/ David Alexander
David Alexander,
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary, Chairman of the Board